Exhibit 99-a

Certification Required by Sec. 906 of Sarbanes-Oxley Act

I, Richard R. Roscitt, the Chief Executive Officer of ADC Telecommunications, Inc., hereby certify that:

1.               The quarterly report of ADC Telecommunications, Inc. for the period ended July 31, 2002 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of ADC Telecommunications, Inc. for the period covered by the report.

/s/ Richard R. Roscitt
Richard R. Roscitt

I, Robert E. Switz, the Chief Financial Officer of ADC Telecommunications, Inc., hereby certify that:

3.               The quarterly report of ADC Telecommunications, Inc. for the period ended July 31, 2002 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

4.               The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of ADC Telecommunications, Inc. for the period covered by the report.

/s/ Robert E. Switz
Robert E. Switz